Exhibit 99.1

WM Technology, Inc. Reports Fourth Quarter and Full Year 2021 Financial Results

Fourth Quarter Revenue increased to $54.2 million, exceeding expectations, with Full Year Revenue of $193.1 million

U.S. Fourth Quarter Revenue grew 39% with Total Fourth Quarter Revenue growth of 22% year-over-year

U.S. Full Year Revenue grew 48% with Total Full Year Revenue growth of 19% year-over-year

Irvine, Calif. -- February 23, 2022 -- WM Technology, Inc. (“WM Technology” or the “Company”) (Nasdaq: MAPS), a leading marketplace and technology solutions provider to the cannabis industry, today announced its financial results for the fourth quarter ending December 31, 2021.

“Our fourth quarter performance was the largest quarterly revenue in our Company’s history at $54 million, which represents a 39% year-over-year growth in our U.S. business. Further, we added over 300 new paying clients during the fourth quarter and expanded our share of licensees in the U.S.,” said Chris Beals, CEO and Chairman of WM Technology. “We believe our growth in the current environment underscores the value we continue to deliver to our clients and is evidence of how they fundamentally understand the importance of Weedmaps to grow their businesses. I’m excited by the opportunities ahead of us in 2022. We will continue to drive deep client engagement, establish Weedmaps as the center of commerce for cannabis consumers and expand adoption of WM Business as we look to attack new markets. Finally, I’d like to thank all of the team members at WM Technology for their collective contribution to our growth.”

Fourth Quarter 2021 Financial Highlights

•Total revenue increased to $54.2 million, up 22% from the fourth quarter of 2020 or 39% in the U.S. (when adjusting the prior fourth quarter to exclude revenue associated with Canada-based retail operators who failed to provide valid license information and were subsequently removed from the Weedmaps marketplace).
◦Monthly active users (“MAUs”)(1)(2) increased to 15.7 million as of December 31, 2021 or 57% compared to the prior year period (or 49% when adjusting the current period to exclude the MAUs attributed to the Learn section of weedmaps.com that we were not able to track during the prior period).
◦Average monthly revenue per paying client(1)(3) slightly decreased to $3,789 or less than 1% compared to the prior year period (or increased 9% when excluding revenue from Canada-based retail operators who failed to provide valid license information from the prior year period).
◦Average monthly paying clients(1)(4) increased by 23% to 4,766 compared to the prior year period (or increased 27% when excluding Canada-based retail operators who failed to provide valid license information from the prior year period).
•Gross Profit was $52.0 million implying a 96% margin rate, which reflects a 70bps margin expansion from the prior year period.
•Net income was $78.4 million as compared to $10.1 million from the prior year period.
•Adjusted EBITDA(5) was $3.8 million as compared to $11.1 million from the prior year period.
•Basic and diluted net income per share was $0.53 based on 66.0 million and 66.3 million of Class A Common Stock weighted average shares outstanding, respectively.

•As of December 31, 2021, our share count includes:
◦65.7 million shares of Class A Common Stock.
◦65.5 million shares of Class A Common Stock issuable upon exchange of Class A units representing limited liability company interests of WM Holding Company, LLC (“WMH”) combined with an equivalent number of shares of Class V Common Stock.
◦7.0 million shares of Class A Common Stock issuable upon exercise of warrants originally issued in a private placement in connection with the initial public offering of Silver Spike Acquisition Corp. (“Silver Spike”).
◦12.5 million shares of Class A Common Stock issuable upon exercise of the public warrants originally issued in the initial public offering of Silver Spike.
◦Up to 25.7 million shares of Class A Common Stock, 23.7 million of which have vested, issuable upon exchange of Class P units representing limited liability company interests of WMH (“Class P Units”).
◦6.6 million granted restricted stock units, of which 0.6 million had vested as of December 31, 2021.
◦2.4 million granted and unvested performance-based restricted stock units.
•Cash totaled $67.8 million as of December 31, 2021.

Fiscal Year 2021 Financial Highlights

•Total revenue increased to $193.1 million, up 19% from the prior year or 48% in the U.S. (when adjusting the prior year to exclude revenue associated with Canada-based retail operators who failed to provide valid license information and were subsequently removed from the Weedmaps marketplace).
◦Average monthly revenue per paying client(1)(3) increased to $3,711, or 14%, compared to the prior year (or increased 19% when excluding revenue from Canada-based retail operators who failed to provide valid license information from the prior year).
◦Average monthly paying clients(1)(4) increased by 5% to 4,337 compared to the prior year (or increased 25% when excluding Canada-based retail operators who failed to provide valid license information from the prior year).
•Gross Profit was $185.2 million, implying a 96% margin rate, which reflects a 61bps margin expansion from the prior year.
•Net income was $152.2 million as compared to $38.8 million from the prior year.
•Adjusted EBITDA(5) was $31.7 million as compared to $42.8 million for the prior year.
•Basic and diluted net income (loss) per share was $0.93 and $(0.18), respectively, based on 65.0 million and 66.8 million of basic and diluted Class A Common Stock weighted average shares outstanding, respectively.

Reconciliations of GAAP to non-GAAP financial measures have been provided in the tables included in this release.
______________________________
(1)We have modified the definition and calculation of three of our Key Operating and Financial Metrics: (a) average monthly revenue per paying client, (b) average monthly paying clients, and (c) MAUs. We made these modifications in order to better reflect our performance during a reporting period and to make these key metrics more easily comparable on a period-to-period basis. For comparison of these metrics to previous calculations see “Selected Current and Previous Operating Key Metrics” below.
(2)MAUs are defined as the number of unique users opening our Weedmaps mobile app or accessing our Weedmaps.com website over the course of a calendar month. This metric previously excluded the MAUs attributed to the Learn section of weedmaps.com, which we began tracking in March 2021. See “Selected Current and Previous Operating Metrics” below for a description of how we used to calculate MAUs and what our MAUs would have been using our prior definition for the applicable periods.
(3)Average monthly revenue per paying client is defined as the average monthly revenue for any particular period divided by the average monthly paying clients in the same respective period. See “Selected Current and Previous Operating Metrics” below for a description of how we used to calculate average monthly revenue per paying client and what our average monthly revenue per paying client would have been using our prior definition for the applicable periods.
(4)Average monthly paying clients are defined as the average of the number of paying clients billed in a month across a particular period (and for which services were provided). See “Selected Current and Previous Operating Metrics” below for a description of how we used to calculate average monthly paying clients and what our average monthly paying clients would have been using our prior definition for the applicable periods.
(5)For further information about how we calculate EBITDA and Adjusted EBITDA as well as limitations of their use and a reconciliation of EBITDA and Adjusted EBITDA to net income, see “Reconciliation of Net Income to EBITDA and Adjusted EBITDA” below.

2022 Business Outlook

Based on current business trends and conditions, the outlook for the fiscal year ending December 31, 2022, is expected to be as follows:
•Full year Revenue is estimated to be between $255 million and $265 million, which represents 32-37% growth, with first quarter Revenue between $54 million and $56 million, which represents 31-36% growth
•Full year Adjusted EBITDA is estimated to be between $15 million and $20 million and includes the impact of approximately $30 million in planned investments related to initiatives for growth in fiscal year 2023 and beyond. Adjusted EBITDA margins for the first quarter are expected to be breakeven

The guidance provided above is only an estimate of what we believe is realizable as of the date of this release. We are not readily able to provide a reconciliation of projected Adjusted EBITDA to projected net income without unreasonable effort. This guidance assumes that no business acquisitions, investments, restructurings, or legal settlements are concluded in the quarterly and annual periods. Our results are based on assumptions that we believe to be reasonable as of this date, but may be materially affected by many factors, as discussed below in “Forward-Looking Statements.” Actual results may vary from the guidance and the variations may be material. We undertake no intent or obligation to publicly update or revise any of these projections, whether as a result of new information, future events or otherwise, except as required by law.

Investor Conference Call and Webcasts

The Company will host a conference call and webcast today, Wednesday, February 23, 2022, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) by dialing (833) 855-0799 (United States and Canada) or (409) 937-8921 (International) and providing Conference ID 4698716. A live webcast of the call will also be available on the WM Technology investor relations website at ir.weedmaps.com.

A telephone replay of the call may be accessed the same day from Wednesday, February 23, 2022 until 5:00 Pacific Time (8:00 p.m. Eastern Time) on Wednesday, March 2, 2022 by dialing (855) 859-2056 (United States and Canada) or (404) 537-3406 (International) and providing Conference ID 4698716. A webcast replay will also be archived at ir.weedmaps.com.

About WM Technology
Founded in 2008, WM Technology operates a leading online marketplace with a comprehensive set of eCommerce and compliance software solutions sold to retailers and brands in the U.S. state-legal and Canadian cannabis markets. The Company’s mission is to power a transparent and inclusive global cannabis economy. We address the challenges facing both consumers seeking to understand cannabis products and businesses who serve cannabis users in a legally compliant fashion with our Weedmaps marketplace and WM Business software solutions. Over the past 13 years, we have grown the Weedmaps marketplace to become a premier destination for cannabis consumers to discover and browse information regarding cannabis and cannabis products, permitting product discovery and order-ahead for pickup or delivery by participating retailers. WM Business is a set of eCommerce-enablement tools designed to help our retailer and brand clients get the best out of their Weedmaps experience, while creating labor efficiency and managing their compliance needs.
WM Technology holds a strong belief in the power of cannabis and the importance of enabling safe, legal access to consumers worldwide. Since inception, WM Technology has worked tirelessly, not only to become the most comprehensive platform for consumers, but to build the software solutions that power businesses compliantly in the space, to advocate for legalization, social equity, and licensing in many jurisdictions, and to facilitate further learning through partnering with subject matter experts on providing detailed, accurate information about the plant.
Headquartered in Irvine, California, WM Technology supports remote work for all eligible employees. Visit us at www.weedmaps.com.

Forward-Looking Statements

This press release includes “forward-looking statements” regarding our future business expectations which involve risks and uncertainties. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of financial and performance metrics and projections of market opportunity and market share. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of the Company’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of the Company. These forward-looking statements are subject to a number of risks and uncertainties, including the Company’s financial and business performance, including key business metrics and any underlying assumptions thereunder; market opportunity and the Company’s ability to acquire new customers and retain existing customers; expectations and timing related to commercial product launches; success of the Company’s go-to-market strategy; ability to scale its business and expand its offerings; the Company’s competitive advantages and growth strategies; the Company’s future capital requirements and sources and uses of cash; the Company’s ability to obtain funding for our future operations; the outcome of any known and unknown litigation and regulatory proceedings; changes in domestic and foreign business, market, financial, political and legal conditions; risks relating to the uncertainty of the projected financial information with respect to the Company; future global, regional or local economic and market conditions affecting the cannabis industry; the development, effects and enforcement of and changes to laws and regulations, including with respect to the cannabis industry; the Company’s ability to successfully capitalize on new and existing cannabis markets, including its ability to successfully monetize its solutions in those markets; the Company’s ability to manage future growth; the Company’s ability to develop new products and solutions, bring them to market in a timely manner, and make enhancements to its platform and the Company’s ability to maintain and grow its two-sided digital network, including its ability to acquire and retain paying customers; the effects of competition on the Company’s future business; the Company’s success in retaining or recruiting, or changes required in, officers, key employees or directors; the possibility that we may be adversely affected by other economic, business or competitive factors; that the Company identified a material weakness in its internal control over financial reporting which, if not corrected, could affect the reliability of its consolidated financial statements; the possibility that the Company may be adversely affected by other economic, business or competitive and those factors discussed in the Company’s 2021 Annual Report on Form 10-K to be filed with Securities and Exchange Commission (the “SEC”) and subsequent Form 10-Qs or Form 8-Ks filed with the SEC. If any of these risks materialize or these assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that the Company does not presently know or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward looking statements. In addition, forward-looking statements reflect the Company’s expectations, plans or forecasts of future events and views as of the date of this press release. The Company anticipates that subsequent events and developments will cause the Company’s assessments to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so, except as required by law. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Use of Non-GAAP Financial Measures

To provide investors with additional information regarding our financial results, we have disclosed EBITDA and Adjusted EBITDA, both of which are non-GAAP financial measures that we calculate as net income before interest, taxes and depreciation and amortization in the case of EBITDA and further adjusted to exclude non-cash, unusual and/or infrequent costs in the case of Adjusted EBITDA. Below we have provided a reconciliation of net income (the most directly comparable GAAP financial measure) to EBITDA and from EBITDA to Adjusted EBITDA.

We present EBITDA and Adjusted EBITDA because these metrics are a key measure used by our management to evaluate our operating performance, generate future operating plans and make strategic decisions regarding the allocation of investment capacity. Accordingly, we believe that EBITDA and Adjusted EBITDA provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management.

EBITDA and Adjusted EBITDA have limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are as follows:

•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and both EBITDA and Adjusted EBITDA do not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
•EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs; and
•EBITDA and Adjusted EBITDA do not reflect tax payments that may represent a reduction in cash available to us.

Because of these limitations, you should consider EBITDA and Adjusted EBITDA alongside other financial performance measures, including net income and our other GAAP results.

Definition of Key Operating and Financial Metrics

•Average Monthly Revenue Per Paying Client: Average monthly revenue per paying client measures how much clients, for the period of measurement, are willing to pay us for our subscription and additional offerings and the efficiency of the bid-auction process for our featured listings placements. We calculate this metric by dividing the average monthly revenue for any particular period by the average monthly number of paying clients in the same respective period. The calculation of monthly revenue includes revenue from any clients that cease to be paying clients during the applicable month.

•Average Monthly Paying Clients: We define average monthly paying clients as the monthly average of clients billed each month over a particular period (and for which services were provided).

•MAUs: We define MAUs as the number of unique users opening our Weedmaps mobile app or accessing our Weedmaps.com website over the course of a calendar month. In any particular period, we determine our number of MAUs by counting the total number of users who have engaged with the weedmaps.com site during the final calendar month of the given period.

Contacts

Investor Relations:

investors@weedmaps.com

Media Contract:

press@weedmaps.com

WM TECHNOLOGY, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands, except for share data)

	December 31,
	2021	2020
Assets
Current assets
Cash	$67,777	$19,919
Accounts receivable, net	17,550	9,428
Prepaid expenses and other current assets	13,607	4,820
Total current assets	98,934	34,167
Property and equipment, net	13,283	7,387
Goodwill	45,295	3,961
Intangible assets, net	8,299	4,505
Right-of-use assets	36,549	—
Deferred tax asset	152,097	—
Other assets	10,687	3,874
Total assets	$365,144	$53,894
Liabilities and Equity
Current liabilities
Accounts payable and accrued expenses	$23,155	$12,651
Deferred revenue	8,057	5,264
Deferred rent	—	5,129
Operating lease liabilities, current	5,463	—
Notes payable to members	—	205
Other current liabilities	1,125	—
Total current liabilities	37,800	23,249
Operating lease liabilities, non-current	39,377	—
Tax receivable agreement liability	128,567	—
Warrant liability	27,460	—
Other long-term liabilities	—	1,374
Total liabilities	233,204	24,623
Stockholders’ equity/Members’ equity
Preferred Stock - $0.0001 par value; 75,000,000 shares authorized; no shares issued and outstanding at December 31, 2021 and December 31, 2020	—	—
Class A Common Stock - $0.0001 par value; 1,500,000,000 shares authorized; 65,677,361 shares issued and outstanding at December 31, 2021 and no shares issued and outstanding at December 31, 2020	7	—
Class V Common Stock - $0.0001 par value; 500,000,000 shares authorized, 65,502,347 shares issued and outstanding at December 31, 2021 and no shares issued and outstanding at December 31, 2020	7	—
Additional paid-in capital	2,173	—
Retained earnings	61,369	—
Total WM Technology, Inc. stockholders’ equity	63,556	—
Noncontrolling interests	68,384	—
Members’ equity	—	29,271
Total equity	131,940	29,271
Total liabilities and stockholders’ equity/members’ equity	$365,144	$53,894

WM TECHNOLOGY, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except for share data)

	Three Months Ended December 31,		Years Ended December 31,
	2021	2020	2021	2020
Revenues	$54,177	$44,321	$193,146	$161,791

Operating expenses
Cost of revenues	2,138	2,058	7,938	7,630
Sales and marketing	18,925	9,279	56,119	30,716
Product development	9,474	6,817	35,395	27,142
General and administrative	27,091	13,980	97,447	51,127
Depreciation and amortization	1,455	998	4,425	3,978
Total operating expenses	59,083	33,132	201,324	120,593
Operating (loss) income	(4,906)	11,189	(8,178)	41,198
Other income (expenses)
Change in fair value of warrant liability	82,890	—	166,518	—
Other expense, net	(382)	(1,091)	(6,723)	(2,368)
Income before income taxes	77,602	10,098	151,617	38,830
Benefit from income taxes	(843)	—	(601)	—
Net income	78,445	10,098	152,218	38,830
Net income attributable to noncontrolling interests	43,160	—	91,835	—
Net income attributable to WM Technology, Inc.	$35,285	$10,098	$60,383	$38,830

Class A Common Stock:
Basic income per share	$0.53	N/A¹	$0.93	N/A¹
Diluted income (loss) per share	$0.53	N/A¹	$(0.18)	N/A¹

Class A Common Stock:
Weighted average basic shares outstanding	66,018,175	N/A¹	65,013,517	N/A¹
Weighted average diluted shares outstanding	66,279,845	N/A¹	66,813,417	N/A¹
______________________________
¹ Prior to the Business Combination on June 16, 2021, the membership structure of the Company included units which had profit interests. The Company analyzed the calculation of earnings per unit for periods prior to the Business Combination and determined that it resulted in values that would not be meaningful to the users of these consolidated financial statements. As a result, earnings per share information has not been presented for periods prior to June 16, 2021.

WM TECHNOLOGY, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Years Ended December 31,
	2021	2020
Cash flows from operating activities
Net income	$152,218	$38,830
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,425	3,978
Fair value of warrant liability	(166,518)	—
Impairment loss	2,372	—
Stock-based compensation	29,324	—
Deferred tax asset	(842)	—
Provision for doubtful accounts	5,487	1,271
Changes in operating assets and liabilities:
Accounts receivable	(13,609)	(6,770)
Prepaid expenses and other current assets	8,235	(3,036)
Other assets	(313)	679
Accounts payable and accrued expenses	(480)	(960)
Deferred rent	—	3,693
Deferred revenue	2,793	935
Net cash provided by operating activities	23,092	38,620

Cash flows from investing activities
Purchases of property and equipment	(7,935)	(1,311)
Cash paid for acquisitions	(16,000)	—
Cash paid for other investments	(6,500)	—
Net cash used in investing activities	(30,435)	(1,311)

Cash flows from financing activities
Proceeds from business combination	79,969	—
Payment of note payable	(205)	—
Distributions	(18,998)	(21,952)
Repurchase of Class B Units	(5,565)	(406)
Net cash provided by (used in) financing activities	55,201	(22,358)

Net increase in cash	47,858	14,951
Cash – beginning of period	19,919	4,968
Cash – end of period	$67,777	$19,919

WM TECHNOLOGY, INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME TO EBITDA AND ADJUSTED EBITDA
(Unaudited)
(In thousands)

	Three Months Ended December 31,		Years Ended December 31,
	2021	2020	2021	2020
Net income	$78,445	$10,098	$152,218	$38,830
Benefit from income taxes	(843)	—	(601)	—
Depreciation and amortization expenses	1,455	998	4,425	3,978
EBITDA	79,057	11,096	156,042	42,808
Stock-based compensation	5,699	—	29,324	—
Change in fair value of warrant liability	(82,890)	—	(166,518)	—
Warrant transaction costs	—	—	5,547	—
Impairment of right-of-use asset	—	—	2,372	—
Transaction related bonus expense	650	—	2,200	—
Transaction costs	1,133	—	2,583	—
Legal settlement	148	—	148	—
Adjusted EBITDA	$3,797	$11,096	$31,698	$42,808
______________________________
(1)    Stock-based compensation expense is recorded in the following expense categories on the accompanying consolidated statements of income for the three months and year ended December 31, 2021:

	Three Months Ended December 31, 2021	Year Ended December 31, 2021
Sales and marketing	$1,506	$6,021
Product development	1,244	5,103
General and administrative	2,949	18,200
Total stock-based compensation expense	$5,699	$29,324

WM TECHNOLOGY, INC. AND SUBSIDIARIES
SELECTED CURRENT AND PREVIOUS OPERATING KEY METRICS
(Unaudited)

Selected Key Operating and Financial Metrics

	Three Months Ended December 31,		Years Ended December 31
	2021	2020	2021	2020
Average monthly paying clients	4,766	3,863	4,337	4,140
Average monthly revenue per paying client	$3,789	$3,825	$3,711	$3,256
MAUs (in thousands)	15,734	10,000	15,734	10,000

Selected Previously Reported Key Operating and Financial Metrics

	Three Months Ended December 31,		Years Ended December 31
	2021	2020	2021	2020
Paying clients(1)	4,870	3,786	4,870	3,786
Monthly revenue per paying client(2)	$3,781	$3,609	$3,781	$3,609
MAUs (in thousands)(3)	14,904	10,000	14,904	10,000
______________________________
(1)    Metric was previously defined as the number of clients billed during the last month of a particular period. We changed our definition because we believe using the average number of paying clients across the entire period is a better reflection of our results during such period than the average paying clients for only the last month of the period and believe our modified definition will be less susceptible to monthly fluctuations and therefore more reliable when comparing period-to-period results.
(2)    Metric was previously calculated by dividing total monthly revenue for the last month of any particular period by the number of paying clients in that last month of a particular period. We changed our definition because we believe using monthly revenue across the entire period is a better reflection of our results during such period than monthly revenue for only the last month of the period and believe our modified definition will be less susceptible to monthly fluctuations and therefore more reliable when comparing period-to-period results.
(3)    Metric previously excluded the MAUs attributed to the Learn section of weedmaps.com, which we began tracking in March 2021. We believe including MAUs from the Learn section of weedmaps.com more accurately reflects our total MAUs. MAUs as of dates prior to March 31, 2021 do not include MAUs from our Learn section.

WM TECHNOLOGY, INC. AND SUBSIDIARIES
SELECTED KEY OPERATING AND FINANCIAL METRICS
(Unaudited)

Selected Key Operating and Financial Metrics (including Canada)

	Three Months Ended December 31,		Years Ended December 31
	2021	2020	2021	2020
Average monthly paying clients	4,766	3,863	4,337	4,140
Average monthly revenue per paying client	$3,789	$3,825	$3,711	$3,256

Selected Key Operating and Financial Metrics (excluding Canada)(1)

	Three Months Ended December 31,		Years Ended December 31
	2021	2020	2021	2020
Revenue (in thousands)	$54,177	$39,098	$193,146	$130,373
Average monthly paying clients	4,766	3,752	4,337	3,470
Average monthly revenue per paying client	$3,789	$3,474	$3,711	$3,131
______________________________
(1)    Metrics exclude impact from the removal of Canada-based retail operators who failed to provide valid license information from the platform.